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                                                                       EXHIBIT 5

                                [EDS Letterhead]



                                August 13, 1996


Electronic Data Systems Corporation
5400 Legacy Drive
Plano, Texas   75024-3199

Ladies and Gentlemen:

       I have acted as counsel to Electronic Data Systems Corporation, a Delaware corporation ("EDS"), in connection with the registration by EDS under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-3 (the "Registration Statement") of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of debt securities of EDS with an aggregate initial offering price not to exceed $2,000,000,000 (the "Debt Securities"). The Debt Securities may be issued in one or more series under an Indenture dated as of August 12, 1996 (the "Indenture") between EDS and Texas Commerce Bank National Association, as trustee (the "Trustee"). This opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

       In reaching the opinions set forth herein, I have reviewed the Restated Certificate of Incorporation and By-laws of EDS, resolutions adopted by the Board of Directors of EDS, and the Indenture.

       Based upon the undersigned's examination as aforesaid, and subject to the limitations and qualifications hereinafter set forth, the undersigned is of the opinion that when (A) the Chief Financial Officer of EDS has taken all necessary action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters and (B) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by an authorized officer of EDS upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute (assuming the due authentication of the Debt Securities by the Trustee) valid and binding obligations of EDS, enforceable against EDS in accordance with their terms, except as such enforcement is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at equity or at law).
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       The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications:

       (a) I have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law); (iii) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Debt Securities offered thereby and will comply with all applicable laws; (v) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (vi) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered or issued will have been duly authorized, executed and delivered by EDS and the other parties thereto, that such agreement will constitute the legal, valid and binding obligation of each such other party, enforceable against each such other party in accordance with its terms, and that each such other party will have the requisite power and authority to perform its obligations thereunder and to effect the purchase of the Debt Securities.

       (b) I have assumed that the trustee is qualified to act as trustee under the Indenture and that the Trustee has duly executed and delivered the Indenture.

       (c) I express no opinion as to (i) the enforceability of provisions in the Indenture or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers or defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation or other nonwaivable benefits bestowed by operation of law, or (ii) the enforceability of indemnification provisions to the extent they purport to related to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

       (d) I express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.

       (e) The opinions expressed above are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. I am not admitted to the practice of law in the State of Delaware. I note that the Indenture is, and the Debt Securities will be, governed by the laws of the State of New York. While I express no opinion with respect to the laws of the State of New York, I have assumed, without any independent investigation, that the laws of the State of New York are the same as the laws of the State of Texas.
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       The undersigned hereby consents to the filing of this opinion with the
Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to the undersigned beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              /S/ D. GILBERT FRIEDLANDER

                              D. Gilbert Friedlander
                              Senior Vice President and
                              General Counsel